Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director or officer of Kraft Foods Group, Inc., a Virginia corporation (the “Corporation”), hereby constitutes and appoints James Kehoe, Timothy R. McLevish, Kim K.W. Rucker and W. Anthony Vernon, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement to be filed by the Corporation on Form S-8 in connection with the Kraft Foods Group, Inc. Management Stock Purchase Plan, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 9th day of November, 2012.

/s/ W. Anthony Vernon W. Anthony Vernon Director and Chief Executive Officer	/s/ John T. Cahill John T. Cahill Executive Chairman

/s/ Timothy R. McLevish Timothy R. McLevish Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Abelardo E. Bru Abelardo E. Bru Director

/s/ James Kehoe James Kehoe Senior Vice President, Corporate Finance (Principal Accounting Officer)	/s/ L. Kevin Cox L. Kevin Cox Director

/s/ Myra M. Hart Myra M. Hart Director	/s/ Peter B. Henry Peter B. Henry Director

/s/ Jeanne P. Jackson Jeanne P. Jackson Director	/s/ Terry J. Lundgren Terry J. Lundgren Director

/s/ Mackey J. McDonald Mackey J. McDonald Director	/s/ John C. Pope John C. Pope Director

/s/ E. Follin Smith E. Follin Smith Director